J2 Global Reports First Quarter 2020 Results

Achieves Record First Quarter Revenues

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the first quarter ended March 31, 2020.

“From the very beginning of this crisis, we have been focused on ensuring the safety and well-being of our employees; helping our customers and communities deal with the pandemic; and being a careful steward of our shareholders’ capital,” said Vivek Shah, CEO of J2 Global. “I am grateful and inspired by our organization’s response to this crisis and impressed by the tremendous resilience shown by our people and businesses.”

FIRST QUARTER 2020 RESULTS

Q1 2020 quarterly revenues increased 10.8% to a first quarter record of $332.4 million compared to $299.9 million for Q1 2019.

Net cash provided by operating activities decreased to $102.0 million (inclusive of $20.1 million of earn out payments for various acquisitions from previous years) compared to $116.9 million for Q1 2019. Q1 2020 free cash flow(2) decreased 8.7% to $95.2 million compared to $104.3 million for Q1 2019. The decrease in free cash flow(2) was due to an increase in capital expenditures of $14.4 million in comparison to Q1 2019.

GAAP net (loss) income decreased by 119.7% to $(6.4) million as compared to $32.4 million for Q1 2019. GAAP (loss) earnings per diluted share(3) decreased 119.7% to $(0.13) in Q1 2020 compared to $0.66 for Q1 2019. The Q1 2020 net loss and decrease in GAAP (loss) earnings per diluted share(3) is due to the write down of certain investments during the quarter, some of which were impacted in their operations by COVID-19.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter remained at $1.40 as compared to Q1 2019.

Quarterly Adjusted EBITDA(5) increased 2.6% to $116.8 million compared to $113.9 million for Q1 2019.

J2 ended the quarter with approximately $625 million in cash and investments after deploying approximately $19 million during the quarter for current period acquisitions and $36 million relating substantially to contingent consideration payments for acquisitions from previous years. In addition, J2 deployed approximately $56 million in respect of its share repurchase program.

Key financial results for Q1 2020 versus Q1 2019 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2020	Q1 2019	% Change
Revenues
Cloud Services	$169.8 million	$152.2 million	11.5%
Digital Media	$162.6 million	$147.6 million	10.1%
Total Revenue: (1)	$332.4 million	$299.9 million	10.8%
Operating Income	$55.2 million	$50.9 million	8.6%
Net Cash Provided by Operating Activities	$102.0 million	$116.9 million	(12.7)%
Free Cash Flow (2)	$95.2 million	$104.3 million	(8.7)%
GAAP (Loss) Earnings per Diluted Share (3)	$(0.13)	$0.66	(119.7)%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$1.40	$1.40	—%
GAAP Net (Loss) Income	$(6.4) million	$32.4 million	(119.7)%
Adjusted Non-GAAP Net Income	$67.5 million	$68.4 million	(1.3)%
Adjusted EBITDA (5)	$116.8 million	$113.9 million	2.6%
Adjusted EBITDA Margin (5)	35.1%	38.0%	(7.5)%

BUSINESS OUTLOOK

Due to the global impact of COVID-19, the Company is withdrawing its previously issued financial guidance for fiscal 2020. Moreover, the Company believes that business projections should be evaluated on a near-term basis. Based on our current performance and expectations, we anticipate Q2 2020 revenues to be slightly down versus Q2 2019 and Adjusted EBITDA and Adjusted non-GAAP EPS to be down single digit percentages versus Q2 2019. At this time, we have limited visibility into the macroeconomic factors that would inform our financial projections for Q3 and Q4 2020.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and any related tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 132.5% for Q1 2020 and (0.9)% for Q1 2019. The estimated Adjusted non-GAAP effective tax rates were approximately 22.0% for Q1 2020 and 20.9% for Q1 2019.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2020 and 2019 totaled $1.53 and $0.74 per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; loss on investments, net; other expense, net; income tax expense; net loss in earnings of equity method investments; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches in excess of 180 million people per month across its brands. As of December 31, 2019, J2 had achieved 24 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.
Contact:
Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2019 Annual Report on Form 10-K filed by J2 Global on March 2, 2020, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$526,554	$575,615
Accounts receivable, net of allowances of $13,080 and $12,701, respectively	204,783	261,928
Prepaid expenses and other current assets	50,758	49,347
Total current assets	782,095	886,890
Long-term investments	98,020	100,079
Property and equipment, net	136,439	127,817
Operating lease right-of-use assets	115,455	125,822
Goodwill	1,637,193	1,633,033
Other purchased intangibles, net	526,656	556,553
Deferred income taxes, noncurrent	58,573	59,976
Other assets	14,462	15,676
TOTAL ASSETS	$3,368,893	$3,505,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$162,656	$238,059
Income taxes payable, current	16,732	17,758
Deferred revenue, current	160,924	162,855
Operating lease liabilities, current	26,715	26,927
Current portion of long-term debt	—	385,532
Other current liabilities	1,654	1,973
Total current liabilities	368,681	833,104
Long-term debt	1,455,446	1,062,929
Deferred revenue, noncurrent	12,225	12,744
Operating lease liabilities, noncurrent	93,687	104,070
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	54,105	52,451
Deferred income taxes, noncurrent	105,257	107,453
Other long-term liabilities	26,736	10,228
TOTAL LIABILITIES	2,127,812	2,194,654
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	471	476
Additional paid-in capital	462,430	465,652
Retained earnings	832,648	891,526
Accumulated other comprehensive loss	(54,468)	(46,462)
TOTAL STOCKHOLDERS’ EQUITY	1,241,081	1,311,192
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,368,893	$3,505,846

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2020	2019
Total revenues	$332,393	$299,893

Cost of revenues (1)	59,131	51,013
Gross profit	273,262	248,880

Operating expenses:
Sales and marketing (1)	99,438	86,880
Research, development and engineering (1)	15,406	12,984
General and administrative (1)	103,171	98,154
Total operating expenses	218,015	198,018
Income from operations	55,247	50,862
Interest expense, net	20,971	16,019
Loss on investments, net	20,832	13
Other expense, net	6,876	2,202
Income before income taxes and net loss in earnings of equity method investment	6,568	32,628
Income tax expense (benefit)	8,703	(295)
Net loss in earnings of equity method investment	4,269	474
Net (loss) income	$(6,404)	$32,449

Basic net (loss) income per common share:
Net (loss) income attributable to J2 Global, Inc. common shareholders	$(0.13)	$0.67

Diluted net (loss) income per common share:
Net (loss) income attributable to J2 Global, Inc. common shareholders	$(0.13)	$0.66

Basic weighted average shares outstanding	47,620,774	47,560,749
Diluted weighted average shares outstanding	47,620,774	48,509,181

(1) Includes share-based compensation expense as follows:
Cost of revenues	$134	$132
Sales and marketing	398	404
Research, development and engineering	431	358
General and administrative	5,350	4,192
Total	$6,313	$5,086

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
Cash flows from operating activities:	2020	2019
Net (loss) income	$(6,404)	$32,449
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	53,980	49,209
Amortization of financing costs and discounts	6,997	2,965
Amortization of operating lease assets	4,834	4,796
Share-based compensation	6,313	5,086
Provision for doubtful accounts	2,826	2,888
Deferred income taxes, net	(1,106)	548
Changes in fair value of contingent consideration	(240)	5,003
Foreign currency remeasurement loss	7,801	—
Loss on equity method investments	4,269	628
Loss on equity and debt investments	20,826	—
Decrease (increase) in:
Accounts receivable	52,949	41,926
Prepaid expenses and other current assets	(8,169)	(2,143)
Other assets	2,612	(144)
Increase (decrease) in:
Accounts payable and accrued expenses	(43,374)	(10,422)
Income taxes payable	1,616	(2,333)
Deferred revenue	(686)	(2,352)
Operating lease liabilities	(5,062)	(4,526)
Liability for uncertain tax positions	1,654	(5,464)
Other long-term liabilities	400	(1,260)
Net cash provided by operating activities	102,036	116,854
Cash flows from investing activities:
Purchases of equity method investment	(22,840)	(9,794)
Purchases of equity investments	(843)	—
Purchases of property and equipment	(26,885)	(12,531)
Acquisition of businesses, net of cash received	(18,701)	(59,339)
Proceeds from sale of assets	226	—
Purchases of intangible assets	(19)	—
Net cash used in investing activities	(69,062)	(81,664)
Cash flows from financing activities:
Repurchase of common stock	(62,966)	(1,177)
Exercise of stock options	952	5,259
Dividends paid	—	(21,758)
Deferred payments for acquisitions	(15,503)	(1,395)
Other	(839)	(205)
Net cash used in financing activities	(78,356)	(19,276)
Effect of exchange rate changes on cash and cash equivalents	(3,679)	1,224
Net change in cash and cash equivalents	(49,061)	17,138
Cash and cash equivalents at beginning of period	575,615	209,474
Cash and cash equivalents at end of period	$526,554	$226,612

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net (loss) income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2020	Per Diluted Share *	2019	Per Diluted Share *
Net (loss) income	$(6,404)	$(0.13)	$32,449	$0.66
Plus:
Share based compensation (1)	4,808	0.10	3,287	0.07
Acquisition related integration costs (2)	1,095	0.02	4,377	0.09
Interest costs (3)	4,315	0.09	1,296	0.03
Amortization (4)	31,858	0.67	25,504	0.54
Investments (5)	25,094	0.53	474	—
Tax expense from prior years (6)	388	0.01	1,009	0.02
Sale of assets (7)	(197)	—	—	—
Intra-entity transfers (8)	6,563	0.14	—	—
Convertible debt dilution (9)	—	—	—	0.01
Adjusted non-GAAP net income	$67,520	$1.40	$68,396	$1.40
* The reconciliation of net (loss) income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net (loss) income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2020	2019
Cost of revenues	$59,131	$51,013
Plus:
Share based compensation (1)	(134)	(132)
Acquisition related integration costs (2)	(55)	—
Amortization (4)	(450)	(523)
Adjusted non-GAAP cost of revenues	$58,492	$50,358

Sales and marketing	$99,438	$86,880
Plus:
Share based compensation (1)	(398)	(404)
Acquisition related integration costs (2)	(514)	122
Adjusted non-GAAP sales and marketing	$98,526	$86,598

Research, development and engineering	$15,406	$12,984
Plus:
Share based compensation (1)	(431)	(358)
Adjusted non-GAAP research, development and engineering	$14,975	$12,626

General and administrative	$103,171	$98,154
Plus:
Share based compensation (1)	(5,350)	(4,192)
Acquisition related integration costs (2)	(729)	(5,487)
Amortization (4)	(38,713)	(37,320)
Tax expense from prior years (6)	—	(3,373)
Adjusted non-GAAP general and administrative	$58,379	$47,782

Interest expense, net	$20,971	$16,019
Plus:
Acquisition related integration costs (2)	—	27
Interest costs (3)	(5,934)	(2,242)
Adjusted non-GAAP interest expense, net	$15,037	$13,804

Loss on investments, net	$20,832	$13
Plus:
Investments (5)	(20,825)	—
Adjusted non-GAAP loss on investments, net	$7	$13

Continued from previous page

Other expense, net	$6,876	$2,202
Plus:
Sale of assets (7)	257	—
Intra-entity transfers (8)	(6,702)	—
Adjusted non-GAAP other expense, net	$431	$2,202

Income tax provision	$8,703	$(295)
Plus:
Share based compensation (1)	1,505	1,799
Acquisition related integration costs (2)	203	961
Interest costs (3)	1,619	946
Amortization (4)	7,305	12,339
Tax (benefit) expense from prior years (6)	(388)	2,364
Sale of assets (7)	(60)	—
Intra-entity transfers (8)	139	—
Adjusted non-GAAP income tax provision	$19,026	$18,114

Net loss in earnings of equity method investment	$4,269	$474
Plus:
Investments (5)	(4,269)	(474)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(73,924)	$(35,947)

GAAP earnings per diluted share	$(0.13)	$0.66
Adjustments *	$1.53	$0.74
Adjusted non-GAAP earnings per diluted share	$1.40	$1.40
* The reconciliation of net (loss) income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net (loss) income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the

Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP Net Loss in Earnings of Equity Method Investment and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(6,404)	$32,449
Plus:
Interest expense, net	20,971	16,019
Loss on investments, net	20,832	13
Other expense, net	6,876	2,202
Income tax expense	8,703	(295)
Net loss in earnings of equity method investment	4,269	474
Depreciation and amortization	53,980	49,209
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	6,313	5,086
Acquisition-related integration costs	1,298	5,365
Additional indirect tax expense from prior years	—	3,373

Adjusted EBITDA	$116,838	$113,895

Adjusted EBITDA as calculated above represents earnings before interest, loss on investments, net, other expense, net, income tax expense, net loss in earnings of equity method investments, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) change in value on investments and (4) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$—	$—	$—	$102,036
Less: Purchases of property and equipment	(26,885)	—	—	—	(26,885)
Add: Contingent consideration*	20,054	—	—	—	20,054
Free cash flows	$95,205	$—	$—	$—	$95,205

* Free Cash Flows of $95.2 million for Q1 2020 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$97,096	$103,232	$412,539
Less: Purchases of property and equipment	(12,531)	(18,260)	(18,692)	(21,105)	(70,588)
Add: Contingent consideration*	—	8,698	(240)	—	8,458
Free cash flows	$104,323	$85,795	$78,164	$82,127	$350,409

* Free Cash Flows of $85.8 million for Q2 2019 and $78.2 million for Q3 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$169,784	$162,608	$1	$332,393

Gross profit
GAAP gross profit	$131,424	$141,837	$1	$273,262
Non-GAAP adjustments:
Share-based compensation	132	2	—	134
Acquisition related integration costs	55	—	—	55
Amortization	450	—	—	450
Adjusted non-GAAP gross profit	$132,061	$141,839	$1	$273,901

Operating profit
GAAP operating profit	$55,818	$4,868	$(5,439)	$55,247
Non-GAAP adjustments:
Share-based compensation	1,590	1,303	3,420	6,313
Acquisition related integration costs	110	1,188	—	1,298
Amortization	16,197	22,380	586	39,163
Adjusted non-GAAP operating profit	$73,715	$29,739	$(1,433)	$102,021

Depreciation	4,642	10,175	—	14,817
Adjusted EBITDA	$78,357	$39,914	$(1,433)	$116,838

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $3.2 million and $3.5 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $3.2 million and $3.5 million, respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$152,245	$147,647	$1	$299,893

Gross profit
GAAP gross profit	$119,762	$129,117	$1	$248,880
Non-GAAP adjustments:
Share-based compensation	130	2	—	132
Amortization	523	—	—	523
Adjusted non-GAAP gross profit	$120,415	$129,119	$1	$249,535

Operating profit
GAAP operating profit	$58,569	$(1,050)	$(6,657)	$50,862
Non-GAAP adjustments:
Share-based compensation	(143)	1,271	3,958	5,086
Acquisition related integration costs	—	5,365	—	5,365
Amortization	10,581	26,581	681	37,843
Additional indirect tax expense from prior years	3,373	—	—	3,373
Adjusted non-GAAP operating profit	$72,380	$32,167	$(2,018)	$102,529

Depreciation	2,768	8,598	—	11,366
Adjusted EBITDA	$75,148	$40,765	$(2,018)	$113,895

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.3 million and $2.5 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $2.3 million and $2.5 million, respectively.